UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a‑12

AVINGER, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Shareholder Name

Address Line 1

Address Line 2

Address Line 3

EXTREMELY IMPORTANT

Re: Avinger, Inc.

Dear Stockholder:

We have been trying to get in touch with you regarding a very important matter pertaining to the shares you hold in Avinger, Inc.. This matter relates a proposal to approve a voluntary dissolution and liquidation pursuant to a plan of dissolution. This proposal requires stockholder approval for which the Company is holding its Special Meeting on January 24, 2025, at 1:00 p.m. Pacific Time.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact D.F. King toll-free at (866) 745-0267 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

Thank you.